Exhibit 99.h(5)

MEMORANDUM OF AGREEMENT

(12b-1 Fee Waivers)

This Memorandum of Agreement is entered into as of the effective date listed on Exhibit “A” of this agreement, between Short-Term Investments Trust and Tax-Free Investments Trust (each a “Trust” and, collectively, the “Trusts”), on behalf of the portfolios listed on Exhibit “A” to this Memorandum of Agreement (the “Portfolios”), and Fund Management Company (“FMC”).  FMC shall and hereby agrees to waive fees of each Portfolio, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit “A”.

For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and FMC agree as follows:

The Trusts and FMC agree until at least the date set forth on the attached Exhibit “A” (the “Expiration Date”) that FMC will waive Rule 12b-1 distribution plan fees in an amount equal to the rates as set forth on Exhibit “A” multiplied by  the average daily net assets allocable to such class.  Each Trust’s Board of Trustees and FMC may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent.  FMC will not have any right to reimbursement of any amount so waived.

The Trusts and FMC agree to review the then-current waivers for each class of each Portfolio listed on Exhibit “A” on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated.  The waivers will expire upon the Expiration Date unless the Trusts and FMC have agreed to continue them.  Exhibit “A” will be amended to reflect any such agreement.

It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Portfolios, as provided in each Trusts’ Agreement and Declaration of Trust.  The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Portfolios, as provided in each Trusts’ Agreement and Declaration of Trust.

IN WITNESS WHEREOF, the Trusts and FMC have entered into this Memorandum of Agreement as of the date first above written.

SHORT-TERM INVESTMENTS TRUST
TAX-FREE INVESTMENTS TRUST
on behalf of the Portfolios listed in Exhibit “A”
to this Memorandum of Agreement

By:	/s/ Karen Dunn Kelley

Title:	President

Fund Management Company

By:	/s/ Karen Dunn Kelley

Title:	President

EXHIBIT “A”

FUNDS WITH FISCAL YEAR END OF MARCH 31

Tax-Free Investments Trust

FUND	WAIVER	EFFECTIVE DATE	EXPIRATION DATE

Tax-Free Cash Reserve Portfolio
Cash Management Class	0.02%	June 30, 2005	June 30, 2008

Personal Investment Class	0.20%	June 30, 2005	June 30, 2008

Private Investment Class	0.25%	June 30, 2005	June 30, 2008

Reserve Class	0.13%	June 30, 2005	June 30, 2008

Resource Class	0.04%	June 30, 2005	June 30, 2008

FUNDS WITH FISCAL YEAR END OF AUGUST 31

Short-Term Investments Trust

FUND	WAIVER	EFFECTIVE DATE	EXPIRATION DATE

Government & Agency Portfolio
Cash Management Class	0.02%	June 30, 2005	June 30, 2008

Personal Investment Class	0.20%	June 30, 2005	June 30, 2008

Private Investment Class	0.20%	June 30, 2005	June 30, 2008

Reserve Class	0.13%	June 30, 2005	June 30, 2008

Resource Class	0.04%	June 30, 2005	June 30, 2008

Government TaxAdvantage Portfolio
Cash Management Class	0.02%	June 30, 2005	June 30, 2008

Personal Investment Class	0.20%	June 30, 2005	June 30, 2008

Private Investment Class	0.25%	June 30, 2005	June 30, 2008

Reserve Class	0.13%	June 30, 2005	June 30, 2008

Resource Class	0.04%	June 30, 2005	June 30, 2008

Liquid Assets Portfolio
Cash Management Class	0.02%	June 30, 2005	June 30, 2008

Personal Investment Class	0.20%	June 30, 2005	June 30, 2008

Private Investment Class	0.20%	June 30, 2005	June 30, 2008

Reserve Class	0.13%	June 30, 2005	June 30, 2008

STIC Prime Portfolio
Cash Management Class	0.02%	June 30, 2005	June 30, 2008

Personal Investment Class	0.20%	June 30, 2005	June 30, 2008

Private Investment Class	0.20%	June 30, 2005	June 30, 2008

Reserve Class	0.13%	June 30, 2005	June 30, 2008

Resource Class	0.04%	June 30, 2005	June 30, 2008

Treasury Portfolio
Cash Management Class	0.02%	June 30, 2005	June 30, 2008

Personal Investment Class	0.20%	June 30, 2005	June 30, 2008

Private Investment Class	0.20%	June 30, 2005	June 30, 2008

Reserve Class	0.13%	June 30, 2005	June 30, 2008

Resource Class	0.04%	June 30, 2005	June 30, 2008